Exhibit 10.22(n)

Space Above for Recorder’s Use Only DOCUMENT COVER SHEET
TITLE OF DOCUMENT:	MISSOURI DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
DATE OF DOCUMENT:	December 19, 2016
GRANTOR: MAILING ADDRESS:	Fleischmann’s Vinegar Company, Inc. 12604 Hiddencreek Way, Suite A Cerritos, California 90703 Attention: Chief Financial Officer
BENEFICIARY/GRANTEE: MAILING ADDRESS:	Maranon Capital, L.P. 303 West Madison Street, Suite 2500 Chicago, Illinois 60606 Attention: Chief Financial Officer
LEGAL DESCRIPTION:	See the Exhibit A attached to the document to which this Cover Page is attached, which Exhibit A is incorporated herein by this reference as though fully set forth

AFTER RECORDING, RETURN TO:

Katten Muchin Rosenman LLP

525 W. Monroe

Chicago, Illinois 60661

Attention: Claudia Duncan, Esq.

THIS DEED OF TRUST SECURES FUTURE ADVANCES AND FUTURE OBLIGATIONS AS PERMITTED BY SECTION 443.055 OF THE REVISED MISSOURI STATUTES, AS IT MAY BE AMENDED FROM TIME TO TIME.  THIS DEED OF TRUST IS GOVERNED BY SAID SECTION 443.055.  THE FACE AMOUNT SECURED BY THIS DEED OF TRUST IS $145,000,000.00, PLUS INTEREST AND OTHER OBLIGATIONS AS PROVIDED HEREIN AND PERMITTED BY SAID SECTION 443.055.

THIS DOCUMENT ALSO CONSTITUTES A FINANCING STATEMENT FILED AS A FIXTURE FILING IN ACCORDANCE WITH THE UNIFORM COMMERCIAL CODE

MISSOURI DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS MISSOURI DEED OF TRUST,  ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”), is made and entered into as of December 19, 2016, by FLEISCHMANN’S VINEGAR COMPANY, INC., a Delaware corporation (“Grantor”), whose address for notice hereunder is 12604 Hiddencreek Way, Suite A, Cerritos, California 90703, Attention: Chief Financial Officer,  to Steven M. Leigh (the “Trustee”), whose address is c/o Martin Leigh Attorneys PC, 1044 Main St., Ste. 900, Kansas City, MO 64105, for the benefit of MARANON CAPITAL, L.P., a Delaware limited partnership (“Maranon”), in its capacity as agent on behalf of the Lenders (as defined below; Maranon acting in such capacity, together with any successors or assigns in such capacity, is referred to herein as “Beneficiary” or “Agent”), whose address for notices is 303 West Madison Street, Suite 2500, Chicago, Illinois 60606, Attention: Chief Financial Officer.

RECITALS:

A.       Subject to the terms and conditions of that certain Credit Agreement dated as of October 3, 2016 (as  amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grantor and certain affiliates of Grantor,  as borrowers (collectively, “Borrowers”), and Maranon,  as agent for certain financial institutions, funds and other investors who are or hereafter become parties to such Credit Agreement from time to time as lenders (such lender parties are, collectively, the “Lenders”), Lenders have agreed to make available to Borrowers certain loans, including a revolving credit facility (including a letter of credit sub facility) in a principal amount not to exceed $15,000,000.00 at any time outstanding (as such amount may be adjusted, if at all, from time to time in accordance with the Credit Agreement) (collectively, the “Revolving Loans”) and a term loan facility in the original principal amount of $130,000,000.00 (the “Term Loans”; the Term Loans and the Revolving Loans are, together, the “Loans”).  All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement.   The Revolving Loans are evidenced by the Credit Agreement and may be further evidenced by certain Revolving Notes made by Borrowers (which notes, together with all notes issued in substitution or exchange therefor and all amendments thereto, are hereinafter referred to as the “Revolving Notes”), and the Term Loans are evidenced by the Credit Agreement and may be evidenced by certain Term Notes made by Borrowers (which notes, together with all notes issued in substitution or exchange therefor and all amendments thereto, are hereinafter referred to as the “Term Notes”; the Revolving Notes and the Term Notes, collectively with all notes issued in substitution or exchange therefor and all amendments thereto, are referred to as the “Notes”).  The Credit Agreement and Notes provide for certain payments as set forth therein and in the Credit Agreement with the balances thereof due and payable at such times and in such amounts specified in the Credit Agreement and in no event later than October 3, 2022 (such final outside maturity date of all Loans pursuant to the Credit Agreement is referred to herein as the “Maturity Date”).

B.       As a Borrower, Grantor will directly benefit from Lenders making the Loans to Borrowers and the provision of extensions of credit and other accommodations provided for in the Credit Agreement, and has therefore agreed to execute and deliver this Deed of Trust to Agent upon the terms and conditions set forth herein to secure the prompt payment and performance of all Obligations of Borrowers, subject to the terms and conditions set forth in the Credit Agreement..

AGREEMENT

NOW, THEREFORE, in consideration of Lenders’ agreement to make the Loans to Borrowers and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,  Grantor covenants and agrees with Beneficiary and Trustee as follows:

ARTICLE 1

DEFINITIONS

Section 1.1   Definitions.  As used herein, the following terms shall have the following meanings:

“Default Rate” means the rate of interest set forth in Section 1.2(d) of the Credit Agreement.

“Mortgaged Property” means (1) the real property described in Exhibit A attached hereto and made a part hereof (the “Land”), (2) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) all materials, supplies, appliances, equipment (as such term is defined in the UCC), fixtures, apparatus and other items of personal property now owned or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all goods, inventory, accounts, general intangibles, software, investment property, instruments, letters of credit, letter-of-credit rights, deposit accounts, documents, chattel paper and supporting obligations, as each such term is presently or hereafter defined in the UCC, and all other personal property of any kind or character, now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, software, trademarks, goodwill, promissory notes, electronic and tangible chattel paper, payment intangibles, documents, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and commercial tort claims arising from the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Personalty”), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts (including accounts holding security deposits) maintained by Grantor with respect to the Mortgaged Property, (6) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, lease cancellation payments and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling, terminating the occupancy of or otherwise enjoying the Mortgaged Property (the “Rents”), (9) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Property Agreements”), (10) all rights, privileges, tenements, hereditaments, rights‑of‑way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) all insurance policies (regardless of whether required by Beneficiary), unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (13) all mineral, water, oil and gas rights relating to all or any part of the Mortgaged Property, (14) any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty and (15) all improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Land, and all conversions of the security constituted thereby (the “After Acquired Property Interests”).  As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein, wherever located.

“Secured Obligations” means

(i)        the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, including without limitation, all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding),  fees, costs and indemnities) of Grantor to the Lenders, whether now existing or hereafter incurred under, arising out of, or in connection with, each Loan Document, if any, to which Grantor is a party (regardless of whether each such Loan Document is now in existence or hereafter arising) and the due performance and compliance by Grantor with all of the terms, conditions and agreements contained in each such Loan Document;

(ii)       any and all sums advanced by the Agent in order to preserve the Mortgaged Property or preserve its lien and security interest in the Mortgaged Property;

(iii)      in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Grantor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Mortgaged Property, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(iv)       all amounts paid by any Indemnitee (as hereinafter defined) as to which such Indemnitee has the right to reimbursement under Section 8.16 of this Deed of Trust; and

(v)        all amounts owing to the Agent pursuant to any of the Loan Documents in its capacity as such;

it being acknowledged and agreed that the “Secured Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Deed of Trust or extended from time to time after the date of this Deed of Trust.

“UCC”  means the Uniform Commercial Code as enacted and in effect in the state where the Land is located (and as it may from time to time be amended); provided that, to the extent that the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further,  however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any security interest herein granted is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Land is located, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

ARTICLE 2

GRANT

Section 2.1   Grant.  To secure the full and timely payment and performance of the Secured Obligations, Grantor hereby irrevocably GIVES, GRANTS, WARRANTS, BARGAINS, SELLS, ASSIGNS and CONVEYS to Trustee for the benefit of Beneficiary the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD, IN TRUST, FOR THE BENEFIT OF BENEFICIARY, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee for and on behalf of Beneficiary.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1   Title to Mortgaged Property and Lien of This Instrument.  Grantor has good and marketable title to the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances, and has rights and the power to transfer each item of the Mortgaged Property.  This Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

Section 3.2   First Lien Status.  Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents.  If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement.

Section 3.3   Payment and Performance.  Grantor shall pay the Secured Obligations when due under the Loan Documents and shall perform the Secured Obligations in full when they are required to be performed.

Section 3.4   Replacement of Fixtures and Personalty.   Except as permitted by the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures, Personalty or any equipment necessary for Grantor’s operations to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary.  Grantor shall not incorporate into the Mortgaged Property any item of personalty, fixtures or other property that is not owned by Grantor free and clear of all liens or security interests except the liens and security interests in favor of Beneficiary created by the Loan Documents.

Section 3.5   Maintenance of Rights of Way, Easements and Licenses.  Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Beneficiary, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property.  Grantor shall comply with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.  Grantor shall not demolish any Improvements or alter them in any manner that substantially decreases the value thereof.

Section 3.6   Inspection.  Grantor shall permit Trustee, Beneficiary, and their agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies will be conducted during normal business hours and shall not materially interfere with the use and operation of the Mortgaged Property.

Section 3.7   Other Covenants.  All of the covenants in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the land.

Section 3.8   Condemnation Awards and Insurance Proceeds.

(a)       Condemnation Awards.  All awards and compensation for any condemnation or other taking, or any purchase in lieu thereof shall be subject to the terms and conditions set forth in the Credit Agreement.

(b)       Insurance Proceeds.  All proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property shall be payable to such parties and in such manner as set forth in the Credit Agreement.

Section 3.9   Insurance.

(a)       Grantor shall maintain or cause to be maintained, insurance with respect to the Mortgaged Property in accordance the Credit Agreement, provided, however, that Grantor shall not be required to obtain hazard insurance coverage against risks to improvements in an amount exceeding the replacement value of the improvements.   Grantor shall purchase a Federal Emergency Management Agency Standard Flood Hazard Determination Form for the Mortgaged Property, and if any portion of the Improvements is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then Grantor shall maintain, or cause to be maintained, flood insurance in an amount as required by law and reasonably satisfactory to Beneficiary and in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended from time to time.

(b)       NOTICE UNDER MISSOURI COLLATERAL PROTECTION ACT.  The following notice is given by Beneficiary to Grantor pursuant to Missouri Revised Statutes § 427.120; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

For the purpose of the foregoing notice and as utilized therein, the word or words: (a) “you “ and “your” means Grantor; (b) “we” and “our” means Beneficiary; (c) “your agreements with us” and “our agreements” means this Deed of Trust and the other Loan Documents; (d) “collateral” means the Mortgaged Property; and (e) “your total outstanding balance or obligation” means the Secured Obligations.  Anything in this Deed of Trust to the contrary notwithstanding, if Grantor shall fail to provide Beneficiary with evidence of the insurance coverage required by this Deed of Trust and the other Loan Documents and Beneficiary shall purchase collateral protection insurance (as defined in Missouri Revised Statutes § 427.115(2)), the repayment of the costs of such collateral protection insurance, including interest at the Default Rate and any other costs and charges imposed by Beneficiary in accordance with this Deed of Trust and the other Loan Documents in connection with the placement of insurance coverage shall, as provided in Section 3(1) of Missouri Revised Statutes § 427.125, be paid in full by Grantor to Beneficiary within thirty (30) days after the date Beneficiary notifies Grantor that collateral protection insurance has been purchased by Beneficiary.

Section 3.10  Transfer or Encumbrance of the Mortgaged Property.  Grantor shall not, except as and to the extent permitted in the Credit Agreement, sell, convey, alienate, mortgage, encumber, pledge, lease or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged, leased or otherwise transferred.

Section 3.11  After Acquired Property Interests.  All After Acquired Property Interests, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further deed of trust, conveyance, assignment or other act by Grantor, shall become subject to the Lien of this Deed of Trust (as provided in the granting clauses hereof) as fully and completely, and with the same effect, as though owned by Grantor on the date hereof and specifically described in the granting clauses hereof.  Grantor shall execute and deliver to Beneficiary all such other assurances, deeds of trust, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the Lien of this Deed of Trust.  Grantor hereby irrevocably authorizes and appoints Beneficiary as the agent and attorney-in-fact of Grantor to, following the occurrence and during the continuance of an Event of Default, execute all such documents and instruments on behalf of Grantor, which appointment shall be irrevocable and coupled with an interest.

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1   Remedies.  Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), Beneficiary, as Agent for the benefit of the Lenders, may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a)       Acceleration.  Declare the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b)       Entry on Mortgaged Property.  Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto.  If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

(c)       Operation of Mortgaged Property.  Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee or Beneficiary in connection therewith in accordance with the provisions of Section 4.7.

(d)       Foreclosure and Sale.  Foreclose upon the Land, Improvements and Fixtures judicially or non-judicially, and sell or offer for sale the Mortgaged Property, in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder, for cash, at public auction.  Such foreclosure, sale and notice thereof shall be made by accomplishing all or any of the aforesaid in such manner as permitted or required by the laws of the state in which the Land is located or by Article 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent amendments or enactments relating to same.  If the Land is situated in more than one county, all required notices shall be given in each such county, and such notices shall designate the county in which the Mortgaged Property will be sold.  The affidavit of any person having knowledge of the facts to the effect that notice was properly given shall be prima facie evidence of such fact.  At any such sale (a) whether made under the power herein contained, the aforesaid laws of the state in which the Land is located, the UCC, any other requirement of applicable law or governmental regulation or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have been physically present on, or to have constructive possession of, the Mortgaged Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to the purchaser at such sale, (b) each instrument of conveyance executed by Trustee shall contain a warranty of title as allowed by the laws of the state in which the Land is located, binding upon Grantor, (c) each and every recital contained in any instrument of conveyance made by Trustee shall be prima facie evidence of the truth and accuracy of the matters recited therein, including, without limitation, non-payment of the Secured Obligations, advertisement and conduct of such sale in the manner provided therein and otherwise by law, and appointment of any successor Trustee hereunder, (d) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (e) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof, (f) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Mortgaged Property sold, and such sale shall be a perpetual bar, both at law and in equity, against Grantor and against any and all other persons claiming or to claim the Mortgaged Property sold or any part thereof, by, through or under Grantor, and (g) to the extent and under such circumstances as are permitted by law, Beneficiary and any entity related by ownership or control to Beneficiary may be a purchaser at any such sale.

(e)       Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Obligations, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f)       Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Loans either before, during or after any proceeding to enforce this Deed of Trust).

Section 4.2   Separate Sales.  Subject to the provisions of Section 4.1(d), the Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3   Remedies Cumulative, Concurrent and Nonexclusive.  Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Credit Agreement and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Trustee or Beneficiary in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4   Release of and Resort to Collateral.  Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first priority lien and security interest in and to the Mortgaged Property.  For payment of the Secured Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 4.5   Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Beneficiary’s or Trustee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6   Discontinuance of Proceedings.  If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.7   Application of Proceeds.  Unless otherwise required by applicable law (and Grantor hereby affirmatively and irrevocably waives any contrary provisions of Missouri law), the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary (or the receiver, if one is appointed) in accordance with, an in any order of priority set forth in, the Credit Agreement, or as otherwise permitted under the other Loan Documents or applicable law.

Section 4.8   Occupancy After Foreclosure.  The purchaser at any foreclosure sale pursuant to Section 4.1(d) shall become the legal owner of the Mortgaged Property.  All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand.  It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

Section 4.9   Additional Advances and Disbursements; Costs of Enforcement.

(a)       Upon the occurrence and during the continuance of an Event of Default, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor.  All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate or other applicable rate of interest pursuant to the Credit Agreement,  and shall be secured by this Deed of Trust.

(b)       Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 4.10   No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary or Trustee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1   Assignment.    Grantor hereby absolutely grants and assigns to Beneficiary the Leases and Rents.  Nevertheless, subject to the terms of this Section 5.1,  Beneficiary grants to Grantor a revocable license to operate and manage the Leases and Rents and to collect the Rents.  Upon the occurrence and during the continuance of an Event of Default, without need for notice or demand to Grantor, the license granted to Grantor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Leases and Rents, whether or not Beneficiary enters upon or takes control of the Leases and Rents.  Additionally, upon the occurrence and during the continuance of an Event of Default, Beneficiary shall be entitled to: (a) notify any person that the Leases have been assigned to Beneficiary and that all Rents are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Mortgaged Property; (e) lease all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.  Grantor hereby irrevocably authorizes and directs each tenant under any Lease to rely upon any written notice of the existence of an Event of Default sent by Beneficiary to any such tenant, and thereafter to pay Rents to Beneficiary, without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from Grantor, who shall have no right or claim against any such tenant for any such Rents so paid to Beneficiary.

The right of Beneficiary to collect and receive the rents, gross receipts and other payments from the leases or to take possession of the Mortgaged Property or to exercise any of the rights or powers herein granted to Beneficiary shall, to the extent not prohibited by law, also extend to the period from and after the filing of any suit or the taking of other actions to foreclose the lien of this Deed of Trust, including any period allowed by law for the redemption of the Mortgaged Property after any foreclosure sale.

The acceptance by Beneficiary of the assignment contained within this Section 5.1, with all of the rights, powers, privileges and authority so created, shall not, prior to entry upon and taking possession of the Mortgaged Property by Beneficiary, be deemed or construed to constitute Beneficiary a mortgagee in possession nor thereafter or in any event to impose any liability or obligation whatsoever upon Beneficiary to appear in or defend any action or proceeding relating to the leases or agreements assigned hereunder or the Mortgaged Property, or to take any action hereunder, or to expend any money or incur any expenses, or perform or discharge any obligation, duty or liability under the leases and agreements assigned hereunder, or to assume any obligation or responsibility for any security deposits or other deposits delivered to the Grantor by any tenant and not assigned and delivered to Beneficiary or render Beneficiary liable in any way for any repair, injury or damage to person or property sustained by any person, firm or corporation in or about the Mortgaged Property.

Section 5.2   No Merger of Estates.  So long as any part of the Secured Obligations remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor,  Beneficiary, any lessee or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1   Security Interest.  This Deed of Trust constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law with respect to the Personalty, Fixtures, Plans, Leases, Rents, Property Agreements and all other Mortgaged Property which is personal property under the UCC.  To this end, Grantor grants to  Trustee and Beneficiary, for the benefit of the Agent and the Lenders, a security interest in the Personalty, Fixtures, Plans, Leases, Rents, Property Agreements and all other Mortgaged Property which is personal property to secure the payment and performance of the Secured Obligations and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Plans, Leases, Rents, Property Agreements and other Mortgaged Property which is personal property sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

Section 6.2   Financing Statements.  Grantor hereby irrevocably authorizes Beneficiary at any time and from time to file in any filing office in any UCC jurisdiction one or more financing or continuation statements and amendments thereto, relative to all or any part of the Mortgaged Property, without the signature of Grantor where permitted by law.  Grantor agrees to furnish Beneficiary, promptly upon request, with any information required by Beneficiary to complete such financing or continuation statements.  If Beneficiary has filed any initial financing statements or amendments in any UCC jurisdiction prior to the date hereof, Grantor ratifies and confirms its authorization of all such filings.  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Beneficiary, and agrees that it will not do so without Beneficiary’s prior written consent, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC.  Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such additional financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Section 6.3   Fixture Filing.  This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust. The name of the record owner of the real property on which goods are or are to become fixtures FLEISCHMANN’S VINEGAR COMPANY, INC..  Grantor’s Delaware organizational identification number is 3559265.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.1   From time to time upon written request of Beneficiary and presentation of this Deed of Trust for endorsement and without affecting the personal liability of any person for payment or performance of the Secured Obligations, Trustee may, without liability therefor and without notice: reconvey all or any part of the Mortgaged Property; consent to the making of any map or plat thereof; join in granting any easement thereon; join in any declaration of covenants and restrictions; or join in any extension agreement or any agreement subordinating the lien or charge hereof.  Trustee or Beneficiary may from time to time apply in any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of such trusts and the enforcement of such remedies.  Trustee has no obligation to notify any party of any pending sale or any action or proceeding unless held or commenced and maintained by Trustee under this Deed of Trust.  Grantor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the enforcement of the trusts created hereunder, including reasonable attorney’s fees.  Grantor shall indemnify Trustee, Beneficiary and each Lender against all losses, claims, demands and liabilities which either may incur, suffer or sustain in the execution of the trusts created hereunder or in the performance of any act required or permitted hereunder or by law.

Section 7.2   The Trustee may resign at any time by written instrument to that effect delivered to the Beneficiary.  By instrument properly executed, acknowledged and filed for record in the office of the Recorder of Deeds in the County where this Deed of Trust is recorded, the Beneficiary may (for any reason satisfactory to the Beneficiary and whether or not the Trustee has resigned by an instrument placed of record) appoint a successor Trustee, who from and after the filing of such appointment shall become vested with the title to the Mortgaged Property in trust and shall have all of the powers, authority and duties vested in Trustee by this Deed of Trust.  In the event any foreclosure advertisement is running or has run at the time of such appointment of a successor trustee, the successor trustee may consummate the advertised sale without the necessity of republishing such advertisement.  The making of oath or giving of bond by the Trustee or any successor trustee is expressly waived.

ARTICLE 8

MISCELLANEOUS

Section 8.1   Notices.  Any notice required or permitted to be given under this Deed of Trust shall be in writing and given in the manner set forth in the Credit Agreement.

Section 8.2   Covenants Running with the Land.  All Secured Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Mortgaged Property).  All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 8.3   Attorney-in-Fact.  Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney‑in‑fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however:  (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2)  any sums advanced by Beneficiary in such performance shall be added to and included in the Secured Obligations and shall bear interest at the Default Rate or other applicable rate of interest pursuant to the Credit Agreement; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

Section 8.4   Successors and Assigns.  This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns.  Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 8.5   No Waiver.  Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.6   Subrogation.  To the extent proceeds of the Loans have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

Section 8.7   Conflicts.  If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.  If any conflict or inconsistency exists between this Deed of Trust and any of the Notes, the Notes shall govern.

Section 8.8   Release.   Upon payment in full and performance of all of the Secured Obligations, and otherwise in accordance with the terms, conditions and provisions set forth in Section 9.20 of the Credit Agreement, Beneficiary shall deliver to Grantor a written release or satisfaction of this Deed of Trust (without recourse and without representation and warranty).  Grantor shall pay Beneficiary’s reasonable costs incurred in connection with same.

Section 8.9   Waiver of Stay, Moratorium and Similar Rights.  Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Secured Obligations or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

Section 8.10  Obligations of Grantor, Joint and Several.  If more than one person or entity has executed this Deed of Trust as “Grantor,” the obligations of all such persons or entities hereunder shall be joint and several.

Section 8.11  Governing Law.  THE PROVISIONS OF THIS DEED OF TRUST REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE LAND IS LOCATED.  ALL OTHER PROVISIONS OF THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 8.12  Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.13  Severability.  If any provision of this Deed of Trust shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Deed of Trust.

Section 8.14  Counterparts.  This Deed of Trust may be executed in counterparts, all of which counterparts together shall constitute one and the same instrument (and original signature pages and notary pages from each counterpart may be assembled into one original document to be recorded).

Section 8.15  Entire Agreement.  This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 8.16  Indemnity and Expenses

(a)       Grantor agrees to indemnify, reimburse and hold the Trustee, Beneficiary, each other Lender and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.16 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.16 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Deed of Trust or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Mortgaged Property (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.16 for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision).  Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, Grantor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its best efforts to promptly notify Grantor of any such assertion of which such Indemnitee has knowledge.

(b)       Without limiting the application of Section 8.16(a) hereof, Grantor agrees  to pay or reimburse the Beneficiary and the Trustee for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Beneficiary’s Liens on, and security interest in, the Mortgaged Property, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Mortgaged Property, premiums for insurance with respect to the Mortgaged Property and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Mortgaged Property and the Beneficiary’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Mortgaged Property.

(c)       Without limiting the application of Section 8.16(a) or 8.16(b) hereof, Grantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by Grantor in this Deed of Trust or in any writing contemplated by or made or delivered pursuant to or in connection with this Deed of Trust.  If and to the extent that the obligations of Grantor under this Section 8.16 are unenforceable for any reason, Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(d)       Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property.  The indemnity obligations of Grantor contained in this Section 8.16 shall continue in full force and effect notwithstanding the full payment of all of the other Secured Obligations.

Section 8.17  Reduction of Secured Amount.  In the event that the maximum principal amount secured by this Deed of Trust is less than the aggregate Secured Obligations then the amount secured hereby shall be reduced only by the last and final sums that Grantor or any other Credit Party repays with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations.  So long as the balance of the Secured Obligations exceeds the amount secured hereby, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Deed of Trust.

Section 8.18  Future Advances.  This Deed of Trust is given to secure the Secured Obligations and shall secure not only presently existing Secured Obligations under the Loan Documents but also any and all other Secured Obligations which may hereafter be owing by Grantor to the Lenders under the Loan Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Lenders, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust.  The Lien of this Deed of Trust shall be valid as to all Secured Obligations secured hereby, including future advances, from the time of the original recording of the original Deed of Trust for record in the recorder’s office of the county in which the Mortgaged Property is located.  To the maximum extent permitted by law, this Deed of Trust is intended to and shall be valid and have priority over all subsequent Liens and encumbrances, including statutory Liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby, and Permitted Encumbrances related thereto.  Although this Deed of Trust is given to secure all future advances made by Beneficiary and the other Lenders to or for the benefit of Grantor or the Mortgaged Property, whether obligatory or optional, Grantor and Beneficiary hereby acknowledge and agree that Beneficiary and the other Lenders are obligated by the terms of the Loan Documents to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Loan Documents.

Section 8.19  WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, GRANTOR AND BENEFICIARY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS.  GRANTOR AND BENEFICIARY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS

AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  GRANTOR AND BENEFICIARY EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 8.20  Local Law Provisions.  In the event of any conflict between the terms and provisions of any other sections or this Deed of Trust and this Section 8.20, the terms and provisions of this Section 8.20 shall govern and control.

(a)       Trustee’s Sale.

(1)       Upon the occurrence and during the continuance of an Event of Default under this Deed of Trust, the Credit Agreement, the Notes or any other Loan Document, then the Secured Obligations then remaining unpaid shall, at the option of the Beneficiary, become immediately due and payable regardless of maturity, without notice or demand, and this Deed of Trust shall remain in force, and the Trustee shall, after receiving notice of the election and demand for sale from the Beneficiary, proceed to sell the Mortgaged Property as one parcel in its entirety or any part thereof, either in mass or in parcels, at the absolute discretion of the Trustee, at public venue at the door of the courthouse or other location then customarily employed for that purpose in the county where the Mortgaged Property is located, first making or causing to be made or given notice of the time and place of sale, and a description of the property to be sold, by advertisement published as provided by the laws of the State of Missouri then in effect, and upon sale, the Trustee shall execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed, in relation to the non-payment of the money hereby secured to be paid, existence of the indebtedness so secured, notice of advertisement, sale and receipt of the proceeds of sale, shall be presumptive, evidence of the truth of such statements or recital, and the Trustee shall receive the proceeds of such sale out of which the Trustee shall dispose of the proceeds in accordance with this Deed of Trust.  The Trustee may bid and become purchaser at any sale under this Deed of Trust.  The power of sale hereunder shall not be exhausted by any one or more such sales (or attempts to sell) as to all or any portion of the Mortgaged Property remaining unsold, but shall continue unimpaired until all of the Mortgaged Property has been sold or the indebtedness of Grantor to the Beneficiary or the Lenders secured hereby shall have been paid in full.  The Trustee may sell and convey the Mortgaged Property under the power aforesaid, although the Trustee has been, may now be or may hereafter be attorney or agent of the Beneficiary in respect to the loans and other financial accommodations made by Beneficiary and the Lenders evidenced by the Credit Agreement or this Deed of Trust or in respect to any matter of business whatsoever.  The Trustee hereby lets the Mortgaged Property to the Grantor until a sale be had under the foregoing provisions during the continuance of an Event of Default, upon the following terms and conditions, such letting being to-wit:  The Grantor and every and all persons claiming or possessing the Mortgaged Property, or any part thereof, by, through or under Grantor shall pay rent therefor during said term at the rate of one cent per month, payable monthly upon demand, and shall surrender immediate peaceable possession of said Property, to the purchaser thereof, under such sale, without notice or demand therefor.

Should possession not be surrendered as provided for herein, the purchaser shall be entitled to institute proceedings for possession as aforesaid.

(2)       Trustee may postpone the sale of all or any portion of the Mortgaged Property from time to time in accordance with the laws of the State in which the Land is located.

(3)       To the fullest extent allowed by law, Grantor hereby expressly waives any right which it may have to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant to this Deed of Trust.

(b)       Mixed Collateral.  Upon the occurrence and during the continuance of an Event of Default under this Deed of Trust, Beneficiary, pursuant to the appropriate provisions of the Uniform Commercial Code, shall have an option to proceed with respect to both the real property portion of the Mortgaged Property and any portion of the Mortgaged Property which is personal property (“Personal Property”) in accordance with its rights, powers and remedies with respect to such real property, in which event the default provisions of the Uniform Commercial Code shall not apply.  Such option shall be revocable by Beneficiary as to all or any portion of the Personal Property at any time prior to the sale of the remainder of the Mortgaged Property.  In such event Beneficiary shall designate Trustee to conduct the sale of the Personal Property in combination with the sale of the remainder of the Mortgaged Property.  Should Beneficiary elect to sell the Personal Property or any part thereof which is real property or which Beneficiary has elected to treat as real property or which may be sold together with the real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law.  The parties agree that if Beneficiary shall elect to proceed with respect to any portion of the Personal Property separately from such real property, five (5) business days notice of the sale of the Personal Property shall be reasonable notice.  The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys' fees, costs and expenses, and other expenses incurred by Beneficiary.

(c)       Recission of Notice of Sale.  Beneficiary may from time to time rescind any notice of default or notice of sale before any Trustee's sale as provided above in accordance with the laws of the of the State in which the Land is located.  The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Deed of Trust, or otherwise affect any provision, covenant or condition of any Loan Document or any of the rights, obligations or remedies of Trustee or Beneficiary hereunder or thereunder.

(d)       Provisions Regarding Future Advances.  As provided for in this Deed of Trust, this Deed of Trust secures future advances and future obligations within the meaning of §443.055 of the Revised Statutes of Missouri, as amended through the date hereof, and this Deed of Trust shall be governed by said §443.055.  The “Face Amount” (as defined in said §443.055) is $145,000,000.00.   The total amount of indebtedness that may be secured by this Deed of Trust may decrease or increase from time to time, but the total principal amount of the obligations secured at any given time by this Deed of Trust shall not exceed the Face Amount as stated above, except as to advances made pursuant to subsection 3 of §443.055 (dealing with future advances and/or future obligations made or incurred for the reasonable protection of Beneficiary’s lien and security interest under this Deed of Trust).  Future advances or future obligations described in said subsection 3 of §443.055 are secured by this Deed of Trust, even if such advances or obligations cause the total indebtedness to exceed the Face Amount.  Any sum or sums which may be loaned or advanced by Beneficiary to Grantor at any time within 10 years from the date of this Deed of Trust, together with interest thereon at the rate agreed upon at the time of such loan or advance, along with all charges and expenses of collection or other enforcement or rights in connection with the Notes, incurred by Beneficiary, including court costs and reasonable fees and expenses of attorneys or other third parties, shall be secured by this Deed of Trust, shall have the same priority as the original indebtedness secured hereby and shall be subject to all of the terms and provisions of this Deed of Trust; provided, however, that the aggregate amount of principal outstanding at any time shall not exceed the amount stated in this Section plus interest thereon, and those charges and  expenses set forth above.  Grantor for itself, its successors and assigns, and all successors entitled to the Mortgaged Property hereby expressly waives and relinquishes any right granted under statute, or otherwise, to limit the amount of indebtedness that may be outstanding at any time during the term of the Deed of Trust.  Grantor, its respective successors and assigns, and all successors entitled to the Mortgaged Property, further covenant not to file for record any notice limiting the maximum principal amount that may be secured by this Deed of Trust and agree that any such notice, if filed, shall be null and void and of no effect, and further agree that the filing of any such notice shall constitute an Event of Default hereunder.

(e)       Loan Proceeds.  The proceeds of each Loan secured by this Deed of Trust will be used for purposes specified in §408.035 of the Revised Missouri Statutes and the Secured Obligations secured hereby constitute both a business loan and a real estate loan which comes into the purview of §408.035 of the Revised Missouri Statutes.

(f)       Foreclosure Laws.  In the event that any provision in this Deed of Trust shall be inconsistent with any applicable provision of the law of the state in which the Land is located governing foreclosure, (herein collectively called the “Foreclosure Laws”), the provisions of the Foreclosure Laws shall take precedence over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with the Foreclosure Laws.  If any provision of this Deed of Trust shall grant to Trustee and/or Beneficiary any rights or remedies upon default of Grantor which are more limited than the rights that would otherwise be vested in Trustee and/or Beneficiary under the Foreclosure Laws in the absence of said provision, Trustee and/or Beneficiary shall be vested with the rights granted in the Foreclosure Laws to the full extent permitted by law.  Without limiting the generality of the foregoing, all expenses incurred by Beneficiary to the extent reimbursable under the Foreclosure Laws, whether incurred before or after any decree or judgment of foreclosure, and whether or not provided for elsewhere in this Deed of Trust, shall be added to the indebtedness secured by this Deed of Trust or by the judgment of foreclosure.

Section 8.21  ORAL AGREEMENTS.  The following notice is given to comply with §432.045 and §432.047 of the Revised Missouri Statutes:  Oral OR UNEXECUTED agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable, regardless of the legal theory upon which it is based that is in any way related to this Deed of Trust and the other Loan Documents.  To protect you (GRANtor) and us (BENEFICIARY) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this Deed of Trust and the other Loan Documents, which are the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

The recitals to this document are incorporated herein by reference.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first above written.

Grantor:	FLEISCHMANN’S VINEGAR COMPANY,
INC., a Delaware corporation

	By:	/s/ Jerry Peters
		Name:	Jerry Peters
		Title:	Executive Vice President &
Assistant Secretary

ACKNOWLEDGEMENT

STATE OF	Nebraska	)
)
COUNTY OF	Douglas	)

On this   19th   day of    December   , 2016, before me a Notary Public personally appeared Jerry Peters, to me personally known, who, being by me duly sworn did say that s/he is the Executive Vice President & Assistant Secretary of Fleischmann’s Vinegar Company, Inc., a Delaware corporation, and that in behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation and that the corporation has no seal.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in    Omaha   ,     Nebraska    [city/political subdivision and state in which acknowledgment was taken], the day and year last above written.

/s/ Sara Beller
Notary Public

My term expires:	May 20, 2019

EXHIBIT A

Legal Description of the Land

Tract 1: Commencing at the Northeast corner of the Northwest Quarter (NW¼) of the Southwest Quarter (SW¼) of Section Thirteen (13), Township Twenty-Seven (27), Range Twenty-Two (22), Christian County, Missouri; thence West 305 feet; thence South 401.6 feet for a true point of beginning; thence continuing South 125 feet; thence West 110.5 feet; thence South 95.4 feet; thence West 555.5 feet; thence North 622 feet; thence East 136 feet; thence South 277 feet; thence East 420 feet; thence South 124.6 feet; thence East 110 feet to the point of beginning, all in Christian County, Missouri, subject to any parT thereof taken, deeded or used for road or highway purposes.

LESS AND EXCEPT: An irregular shaped parcel of land being a part of the that land described in the Christian County, Missouri Recorder’s Office, Book 160 at page 604, Tract IV, more particularly described as follows: Commencing at the Northeast Corner of the Northwest Quarter of the Southwest Quarter of Section 13, Township 27 North, Range 22 West; thence North 88 degrees 53 minutes 34 seconds West, 835.00 feet; thence South 1 degrees 39 minutes 46 seconds West, 28.56 feet; to the South right-of-way of State Route 14, for a point of beginning; thence South 1 degrees 39 minutes 46 seconds West, 248.44 feet; thence South 88 degrees 53 minutes 34 seconds East, 263.30 feet; thence South 1 degrees 06 minutes 26 seconds West, 125.00 feet; thence North 88 degrees 53 minutes 34 seconds West, 114.52 feet; thence South 1 degrees 39 minutes 46 seconds West, 220.04 feet; thence North 88 degrees 53 minutes 34 seconds West, 286.00 feet; thence North 1 degrees 39 minutes 46 seconds East, 595.21 feet; to the aforementioned South right-of-way of State Route 14; thence South 88 degrees 09 minutes 54 seconds East, 136.00 feet, to the point of beginning. All lying in the Northwest Quarter of the Southwest Quarter of Section 13, Township 27 North, Range 22 West, City of Nixa, Christian County, Missouri. Less and except any part taken, deeded or used for roads or road right of ways. Bearings based on true North as determined by solar observation. Conditions and monuments are as shown on Anderson Engineering, Inc. drawing number WB 103-314, revised November 14, 1988. Subject to encroachment. Commencing at the Northeast Corner of the Northwest Quarter of the Southwest Quarter of Section 13, Township 27 North, Range 22 West; thence North 88 degrees 53 minutes 34 seconds West, 305.00 feet, thence South 1 degrees 39 minutes 46 seconds West, 257.00 feet, thence South 88 degrees 53 minutes 34 seconds West, 110.00 feet; thence South 1 degrees 39 minutes 46 seconds West, 20 feet for a point of beginning. Thence South 88 degrees 53 minutes 34 seconds West 51.8 feet, thence South 01 feet, thence North 88 degrees 53 minutes 34 seconds East approximately 51.8 feet; thence North 1.40 feet, as depicted on Anderson Engineering, Inc. drawing number WB 103-314 dated May 7, 1987.

Tract 2: Commencing at the Northeast corner of the Northwest Quarter (NW¼) of the Southwest Quarter (SW¼) of Section Thirteen (13), Township Twenty-Seven (27), Range Twenty-Two (22), Christian County, Missouri; thence West 25 feet; thence South 294 feet for a true point of beginning; thence continuing South 50 feet; thence West 100 feet; thence South 149 feet; thence West 150 feet; thence North 199 feet; thence East 250 feet to the point of beginning, all in Christian County, Missouri, subject to any par thereof taken, deeded or used for road or highway purposes.

Tract 3: Commencing at the Northeast corner of the Northwest Quarter (NW¼) of the Southwest Quarter (SW¼) of Section Thirteen (13), Township Twenty-Seven (27), Range Twenty-Two (22), in Christian County, Missouri; thence West 25 feet; thence South 277 feet for a true point of beginning; thence continuing South 9 feet; thence West 100 feet; thence North 9 feet; thence East 100 feet to the point of beginning, same being part of Lot 2011 in the Village of Nixa, Christian County, Missouri, subject to any part thereof taken, deeded or used for road or highway purposes.

Tract 4: All that part of the NW1/4 of the SW1/4 of Section 13, Township 27, Range 22, described as follows: From the Northeast Corner of said subdivision West 305 feet and South 37 rods 11½ feet for a point of beginning; thence West 110½ feet, thence North 95.4 feet, thence East 110½ feet, thence South 95.4 feet to the point of beginning, in Christian County, Missouri.

Tract 5: All of a part of the Northwest Quarter (NW1/4) of the Southwest Quarter (SW1/4) of Section 13, Township 27, Range 22 bounded and described as follows: From the Northeast Corner of said subdivision South 493 feet and West 193 feet for a point of beginning; thence West 82 feet, thence South 123 feet, thence East 82 feet, thence North 123 feet to the point of beginning, Christian County, Missouri.

Common Address:      201 Gene Street, also known as 200 Main Street, Nixa, Missouri 65714

Tax ID Number(s):     10-0.6-13-003-004-009.000 and 10-0.6-13-003-004-017.000